Exhibit 10.62

Realogy 2008–2009 Retention Plan

As amended on February 23, 2009

Plan Purpose

The Realogy 2008–2009 Retention Plan (the “Plan”) is designed to retain eligible employees for their contributions to Realogy (“Realogy” or the “Company”) and its Business Units.

Eligibility

An employee who is eligible to participate in the Plan must meet the following criteria to be eligible for a payout:

•	Be in a position eligible for a bonus under the 2008 Realogy Bonus Plan or the 2008 NRT Bonus Plan (collectively, the “2008 Annual Bonus Plan”).

•	Hired on or before October 1, 2008. Participants hired on or between January 1, 2008 and October 1, 2008 will receive a pro-rated retention payment as determined by their eligible earnings for 2008.

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Employed on a regular full-time basis. Part-time and temporary employees are ineligible. Employees do not accrue a benefit and are not eligible for a partial payment if not employed at the time of payment.

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Actively employed and in good standing by Realogy at the time of the retention payment or on an approved Leave of Absence (LOA) that is covered under the Family Medical Leave Act (FMLA), unless otherwise required by law (see Disability/LOA section for more information).

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Successfully completes all 2008 mandatory training as determined by Executive Leadership within the specified time periods. Such training shall include Company-wide Diversity, Code of Ethics, and Sexual Harassment.

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Receive a “Meets Expectations” or “Exceeds Expectations” 2008 performance rating on his/her annual performance evaluation. At senior management’s discretion, a partial retention payment, not to exceed 50%, may be given to a participant who receives a “Below Expectations” rating.

Retention payments

Retention payment will be paid on/or about July 1, 20091

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Retention payments will be made using the same method of payment as the bi-weekly paychecks. If a participant receives a live paycheck, the bonus will be paid as a live check. If the participant utilizes direct deposit, the bonus will be electronically deposited.

•	Retention payments will be subject to federal income tax withholding at a flat rate as prescribed by the Internal Revenue Service. Applicable FICA, state, and local taxes will also be deducted.

•	Retention payments are not subject to deductions for 401(k) contributions.

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Retention payments are not based on the participant’s base rate of pay, but solely on actual eligible earnings. Eligible earnings include the pay a participant received during 2008 including regular base pay, holiday, vacation, personal, military pay, and sick time.

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Eligible earnings do NOT include overtime, premium pay, incentive pay, merit lump sum payments, severance pay, short-term disability, shift differential pay or any other discretionary compensation paid to the employee during 2008. Leaves of absence or disability and other breaks in service will affect a participant’s bonus payout amount (see Disability/LOA section for more information).

[1]	Level 1 participants (CEO direct reports) are eligible for two separate retention payments, as follows: one-half of their respective Target Retention Award (as defined herein) on or about July 1, 2009 and the other half on or about November 1, 2009.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others. Realogy reserves the right to terminate, amend, modify and/or restate the Realogy Retention Plan (in whole or in part) at any time and without advance notice.

Realogy 2008–2009 Retention Plan

As amended on February 23, 2009

Retention Funding Pool

Funding for the Plan (the “Retention Funding Pool”) will be in an amount equal to 30% of the 2008 Target Bonus funding as used in the 2008 Annual Bonus Plan, subject to adjustment as set forth below. 2

Should the aggregate payments made under the 2008 Annual Bonus Plan produce a payout that is less than 30% of the Target Bonus funding pool for such plan, the Retention Funding Pool under this Plan will be reduced by an amount equal to the difference between what the 2008 Annual Bonus Plan pays out and the 30% Target Bonus funding pool for such plan For example, the 2008 Annual Bonus Plan pays out 20% of the Target Bonus funding pool for such plan; therefore the Retention Funding Pool for this Plan would be adjusted to an amount equal to 10% of the Target Bonus Funding for the 2008 Annual Bonus Plan.

If the actual payments under the 2008 Annual Bonus Plan in the aggregate equal or exceed 30% of the 2008 Target Bonus Funding for such plan, there would be no funds available for the Retention Funding Pool and therefore no retention payment made under this Plan.

Allocating the Retention Funding Pool

The Retention Funding Pool will be allocated as follows:

•	75%[3] of the Retention Funding Pool will be paid to each eligible participant based on the formula below:

Target Bonus dollars for participant × [ a fraction, the numerator of which is the Retention Funding Pool and the denominator of which is the funding pool for the 2008 Annual Bonus Plan ] × 75%

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The remaining 25% of the Retention Funding Pool will be allocated based on 2008 individual performance. This component is discretionary and the actual allocation, if any, will vary according to each participant’s individual performance during 2008 and the allocation of the Retention Funding Pool among all participants. Below are guidelines that will be used to allocate the individual performance funding based on the 2008 performance rating. The actual performance-based allocation, if any, will be based on the total Retention Funding Pool and the performance rating distribution for the participants.

Performance Rating	Payment as a % of Retention Funding Pool
Exceeds Expectations	105% – 120% of target funding
Meets Expectations	up to 100% of target funding
Below Expectations	0% – 50% of target funding

[2]	For Level 1 participants (CEO direct reports), the percentage is 50% not 30%.
[3]	In the case of Level 1 participants (CEO direct reports), “100%” of their Retention Funding Pool will be based upon the following formula with “75%” changed to 100% in the formula itself.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others. Realogy reserves the right to terminate, amend, modify and/or restate the Realogy Retention Plan (in whole or in part) at any time and without advance notice.

Realogy 2008–2009 Retention Plan

As amended on February 23, 2009

•	Accordingly, if the Retention Funding Pool is at 30%, some participants may receive retention payments above 30% and some may receive payments below 30%.

Status Changes

New Hires

•	See Eligibility Section.

Job Changes (Promotions, Transfers, Demotions, etc.)

•	Job changes include moves from:

•	One Business Unit to another Business Unit

•	Realogy Corporate to a Business Unit or vice versa

•	A bonus-eligible position to a non-bonus-eligible position or vice versa

•	A bonus-eligible position to another bonus-eligible position with a higher or lower bonus target

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If a participant is transferred from one entity to another, or is transferred from one bonus-eligible position to another bonus eligible position with a higher or lower bonus target, the retention payment shall be pro-rated based on the bonus “earned” while in each bonus-eligible position.

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When moving from one entity to another, the overall bonus calculation will be determined based on the eligible earnings, bonus target, and the entity’s performance in accordance with the time worked in each bonus eligible position.

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If a participant’s bonus target changes without a job change, the retention payment shall be calculated based on the bonus “earned” at each of the respective target rates while in the applicable bonus-eligible position.

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Participants moving from a non-bonus eligible position to a bonus-eligible position or vice versa will receive a pro-rated bonus based on the participant’s eligible earnings while actively employed in the bonus-eligible position.

Disability/Leave of Absence (LOA)

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Subject to the provisions herein, participants on an approved LOA (including short-term disability) during 2008 will be eligible for a pro-rated bonus based on the participant’s eligible earnings during the time that they were actively employed in the bonus-eligible position. Eligible earnings do not include short-term disability or workers compensation income.

•	Participants on an approved LOA that is covered under the FMLA at the time of the regular retention payment will be paid at the same time as the regular retention payment.

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Participants on approved LOAs not covered by the FMLA at the time of the regular retention payment will not be eligible to receive retention payment unless and until they return to work, except as set forth below.

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In the event of Total Disability, as defined under the terms of the Long Term Disability program, the participant will receive a pro-rated retention payment upon determination of Total Disability or at the time of the regular retention payment, which ever is later, based on the participant’s eligible earnings while actively employed in the retention-eligible position.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others. Realogy reserves the right to terminate, amend, modify and/or restate the Realogy Retention Plan (in whole or in part) at any time and without advance notice.

Realogy 2008–2009 Retention Plan

As amended on February 23, 2009

Terminations

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Participants who resign or are terminated for any reason other than death or disability, before the date of the retention payment, will be ineligible for a retention payment under this Plan, unless otherwise required by law.

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Death: In the case of death, a pro-rated retention payment will be paid to the beneficiary designated by the participant under the group term life insurance plan, and in the absence of any such designation, to the participant’s estate. Payments will be based on the participant’s eligible earnings while actively employed in a retention-eligible position.

•	The retention payment will be based on the same parameters as those for other participants and will be paid at the same time as the regular retention payment.

•	Company-Approved Retirement: Retirees are not eligible for payments under this Plan.

Plan Administration

The Compensation Committee of Domus Holdings Corp., the parent company of Realogy (the “Compensation Committee”), has overall responsibility for, and has the maximum discretion permitted under the law over, the administration of the Plan and the interpretation of all of the Plan’s terms. The Compensation Committee reserves the right to amend, suspend, or terminate the Plan at any time. This Plan may not be amended, modified or supplemented without the prior approval of the Compensation Committee

Day to day administration of the Plan is delegated by the Compensation Committee to Senior Management of Domus Holdings Corp. and Realogy.

Changes and the addition of new eligible employees to the Plan will be effective only after receiving written (including email) confirmation of the change from Realogy’s Senior Vice President, Human Resources or his or her designee.

Other Provisions

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If the Company determines that a participant has violated any of the policies contained in the Realogy Code of Ethics or Key Policies, he/she is no longer an employee in good standing and accordingly ineligible to receive a retention payment under this Plan.

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The retention payment is not guaranteed and Realogy reserves the right to terminate, amend, modify and/or restate this Plan (in whole or in part) at any time and without advance notice and without recourse by any employee. Any questions regarding the terms of the Plan or its interpretation should be referred to Realogy’s Senior Vice President, Human Resources.

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Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant.

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The Plan shall not be construed as conferring on a participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that as a participant or any other person acquired a right to receive payments from the Company, such right shall be no greater than the rights of an unsecured general creditor.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others. Realogy reserves the right to terminate, amend, modify and/or restate the Realogy Retention Plan (in whole or in part) at any time and without advance notice.

Realogy 2008–2009 Retention Plan

As amended on February 23, 2009

Employment at Will

An eligible employee’s employment with the Company is at will and is terminable at any time by either the Company or the employee, with or without cause, and with or without notice. The Plan shall not be construed to create a contract of employment between the Company and the eligible employee for any specified period of time.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others. Realogy reserves the right to terminate, amend, modify and/or restate the Realogy Retention Plan (in whole or in part) at any time and without advance notice.